EXHIBIT 12.4

                          WEST TEXAS UTILITIES COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                            (Thousands Except Ratio)
                                   (Unaudited)

Operating Income                                                     $44,751

Adjustments:
  Income taxes                                                        15,087
  Provision for deferred income taxes                                 (4,189)
  Deferred investment tax credits                                     (1,321)
  Other income and deductions                                          2,057
   Allowance for borrowed and equity funds
      used during construction                                           836
                                                                    --------
        Earnings                                                     $57,221
                                                                    ========


Fixed Charges:
  Interest on long-term debt                                         $20,352
  Interest on short-term debt and other                                4,600
                                                                    --------
        Fixed Charges                                                $24,952
                                                                    ========


Ratio of Earnings to Fixed Charges                                      2.29
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